EXHIBIT 99.1

Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) Announces Filing of Plan Supplement

VANCOUVER, BRITISH COLUMBIA – (Marketwired – December 5, 2017) – Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) (the “Company”) today announced that it has filed a plan supplement (the “Plan Supplement”) to the first amended joint Chapter 11 plan of liquidation (together with the Plan Supplement, the “Plan”) for the Company and its affiliated debtors (collectively, the “Debtors”) in their jointly administered Chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Plan Supplement contains certain documents relevant to the implementation of the Plan and the transactions contemplated by the Plan.

If the Plan is accepted by the necessary number and amount of the Debtors’ stakeholders entitled to vote, the Debtors will seek confirmation of the Plan by the Bankruptcy Court and a companion distribution and approval order (the “CCAA Approval Order”) from the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”), under the Companies’ Creditors Arrangement Act, to effectuate the Plan in the United States and Canada, respectively. A joint hearing before the Bankruptcy Court and the Canadian Court to confirm the Plan and obtain the CCAA Approval Order is currently scheduled to be heard on December 20, 2017.

The Plan, including the Plan Supplement and related materials, is available on https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to future hearings of the Bankruptcy Court and the Canadian Court, including required approvals of the Bankruptcy Court and the Canadian Court. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s circumstances to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Debtors’ bankruptcy proceedings, including with respect to confirmation and consummation of the Plan, the degree of cooperation of the Debtors’ creditors and other stakeholders of the Company, the extent of the Debtors’ ability to meet certain obligations during the bankruptcy proceedings, the extent of the Debtors’ ability to obtain approval with respect to motions in their bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings and other litigation, risks associated with the bankruptcy proceedings, including regulatory actions and the claims process, risks identified in the “Risk Factors” section of the Company’s disclosure statement, which include, among others, potential inaccuracies, omissions or misrepresentations in the Debtors’ financial information, the risk that not all voting classes may accept the Plan and the Debtors may need to rely on the “cramdown” standard, the potential liquidation of the Debtors’ assets in the event the Plan, or an alternative plan, or the CCAA Approval Order is not granted, approval of the class settlement and the class plaintiff stipulation, undue delay in confirmation or failure to confirm the Plan or to obtain the CCAA Approval Order, which may result in substantial expenses, actual recoveries or distributions may differ from estimated recoveries and distributions, including in relation to the retained causes of action, which may have no value, the Plan transactions potentially giving rise to reporting and disclosure requirements and obligations under applicable U.S. and Canadian securities laws, the Plan, including elections made thereunder, may give rise to adverse tax consequences, and to the extent applicable, other factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

Information about the Company and its restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg. Further information will be provided within the context of the Canadian and U.S. court proceedings.

The jointly administered chapter 11 cases are captioned In re Old BPSUSH Inc. et al., Ch. 11 Case No. 16-12373 (KJC) (Bankr. D. Del. Oct. 31, 2016).

Contact Information

Michael J. Wall
Tel 1-855-631-5352